UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2005
SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of principal executive offices)	(Zip Code)

(408) 616-4000

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On November 8, 2005, Silicon Image, Inc. (the “Registrant”) entered into an employment offer letter with Robert Freeman for the position of Chief Financial Officer, which offer letter supersedes Mr. Freeman’s employment offer letter dated August 18, 2005. Pursuant to the new offer letter, Mr. Freeman is entitled to an annual base salary of $250,000 and is eligible to participate in the Registrant’s health insurance and employee benefit plans. Subject to approval by the Registrant’s Board of Directors, Mr. Freeman will receive an option grant to purchase 250,000 shares of the Registrant’s common stock at an exercise price equal to the closing price of the Registrant’s common stock on November 14, 2005. In addition, the offer letter also provides that in the event Mr. Freeman is terminated without cause, he will be entitled to (i) cash severance (at the rate of his then current annual base salary) for six months following his termination, (ii) six months acceleration on the vesting of any options to purchase shares of the Registrant’s common stock held by Mr. Freeman at the time of termination, (iii) COBRA insurance premiums (if he elects COBRA coverage) for the lesser of six months following his termination or until he becomes employed at a new position, and (iv) the amount of any target bonus that Mr. Freeman was eligible for at the time of termination, prorated for the portion of the fiscal year that he was employed. Mr. Freeman is not eligible to participate in the Registrant’s 2005 Bonus Plan, but will be eligible to participate in the Registrant’s regular bonus plans thereafter.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     (c) On November 7, 2005, the Registrant’s Board of Directors appointed Robert Freeman, age 63, as Chief Financial Officer of the Registrant, effective as of November 14, 2005. Mr. Freeman has served as Interim Chief Financial Officer of the Registrant since August 22, 2005. From April 2004 to August 2005, Mr. Freeman served as a management consultant with Horn Murdock Cole, a national financial and management consulting firm working with public software and semiconductor companies. From January 2003 to March 2004, Mr. Freeman was an independent consultant. From September 2000 to December 2002, Mr. Freeman served as Senior Vice President and Chief Financial Officer of Southwall Technologies Inc., a producer of thin film optical coatings for use in the automotive, architectural and computer display markets. Prior to that time, Mr. Freeman held chief financial officer, senior vice president and treasurer roles at a variety of public and privately held companies. Mr. Freeman holds a Masters of Business Administration degree from the University of Southern California and a Bachelor of Arts degree from Loyola Marymount University.
     In the position of Interim Chief Financial Officer of the Registrant, Mr. Freeman has received cash compensation of $30,000 per month since August 22, 2005 and has participated in the Registrant’s health insurance and employee benefit plans. The terms of Mr. Freeman’s new employment offer letter, which becomes effective as of November 14, 2005, are described in Item 1.01 of this report.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit No.	Exhibit Title
10.01	Employment offer letter between the Registrant and Robert Freeman dated November 8, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON IMAGE, INC.
Date: November 11, 2005	By:	/s/ Patrick Reutens
Patrick Reutens
Chief Legal Officer

Exhibit List

Exhibit
No.	Exhibit Title
10.01	Employment offer letter between the Registrant and Robert Freeman dated November 8, 2005.